AMENDMENT NO. 6 TO AFFILIATION AGREEMENT

This AMENDMENT NO. 6 (this “Amendment”) to the Affiliation Agreement, dated as of August 28, 2011 (as amended from time to time, the “Affiliation Agreement”), by and among TotalEnergies Solar INTL SAS, formerly known as Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France, TotalEnergies Gaz Electricité Holdings SAS, formerly known as Total Gaz Electricité Holdings France SAS, a société par actions simplifiée organized under the laws of the Republic of France (together, “Parent”) and SunPower Corporation, a Delaware corporation (the “Company”), is made and entered into as of October 29, 2021 by and between the Parent and the Company. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to them in the Affiliation Agreement.

WITNESSETH:

WHEREAS, Parent and the Company desire to amend the Affiliation Agreement to reflect certain changes to the composition of the Company’s Board of Directors, as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the matters set forth herein, as well as other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound, Parent and the Company hereby agree as follows:

1. Amendment.

a. Section 3.2(l) of the Affiliation Agreement shall be amended in its entirety to read as follows:

(l) Temporary Changes to Board Composition. Notwithstanding anything in Section 3.2(a) or
Section 3.2(d) to the contrary:

(i)    On or prior to April 19, 2021, the Company Board shall take all action necessary to increase the size of the Company Board to eleven (11) directors.

(ii)    From April 19, 2021 until November 1, 2021 (or such earlier date as may be designated by the Company Board) (such date, the “Reversion Date”), the Company Board shall consist of (i) the Chief Executive Officer of the Company, (ii) the immediate past Chief Executive Officer of the Company, who shall serve as Chairman of the Company Board (the “Transitional Chairman”), (iii) three (3) Disinterested Directors, (iv) subject to Section 3.2(d), six (6) Terra Directors, and (v) such number of Disinterested Directors as to fill any vacancies on the Company Board resulting from a reduction in the number of Terra Directors pursuant to Section 3.2(d), in each case taking into account the provisions of Section 3.1(f).

(iii)    Upon the Reversion Date, the Transitional Chairman shall resign from his position on the Company Board, and the resulting vacancy shall be filled with one (1) additional Disinterested Director elected by the Company Board.

b. A new subsection shall be added to Section 3.2 of the Affiliation Agreement, to read as follows:

(m) Additional Temporary Changes to Board Composition. Notwithstanding anything in
Section 3.2(a) or Section 3.2(d) to the contrary:

(i)    On or prior to the Reversion Date, the Company Board shall take all action necessary to retain the size of the Company Board at eleven (11) directors.

(ii)    From the Reversion Date until March 31, 2022 (or such earlier date as may be designated by the Company Board) (such date, the “Second Reversion Date”), the Company Board shall consist of (i) the Chief Executive Officer of the Company, who shall serve as Chairman of the Company Board, (ii) four (4) Disinterested Directors, (iii) subject to Section 3.2(d), six (6) Terra Directors, and (iv) such number of Disinterested Directors as to fill any vacancies on the Company Board resulting from a reduction in the number of Terra Directors pursuant to Section 3.2(d), in each case taking into account the provisions of Section 3.1(f).

(iii)    Upon the Second Reversion Date, (A) one of the Disinterested Directors, in consultation with the Nominating and Corporate Governance Committee, shall resign from his or her position on the

Company Board, (B) Terra shall as promptly as practicable cause one (1) Terra Director to resign from the Company Board, and (C) the Company Board shall take all action necessary to reduce the size of the Company Board to nine (9) directors, such that the Company Board shall consist of (i) the Chief Executive Officer of the Company, who shall serve as Chairman of the Company Board, (ii) three (3) Disinterested Directors, (iii) subject to Section 3.2(d), five (5) Terra Directors, and (iv) such number of Disinterested Directors as to fill any vacancies on the Company Board resulting from a reduction in the number of Terra Directors pursuant to Section 3.2(d), in each case taking into account the provisions of Section 3.1(f).

2. Agreement. All references to the “Agreement” set forth in the Affiliation Agreement shall be deemed to be references to the Affiliation Agreement as amended pursuant to this Amendment.

3. Headings. The headings set forth in this Amendment are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Amendment or any term or provision hereof.

4. Ratification. Article I shall be deemed modified as of the date of this Amendment. Other than as expressly modified pursuant to this Amendment, all provisions of the Affiliation Agreement, as amended prior to the date of this Amendment are hereby ratified and remain unmodified, and in full force and effect.

(Remainder of Page Left Intentionally Blank)

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 6 to be executed by their respective duly authorized officer to be effective as of the date set forth above.

TOTALENERGIES SOLAR INTL SAS

By:	/S/ Bruno Leconte
Name:	Bruno Leconte
Title:	Director General

TOTALENERGIES GAZ ELECTRICITÉ HOLDINGS SAS

By:	/S/ Laurent Wolffsheim
Name:	Laurent Wolffsheim
Title:	Authorized Signatory

SUNPOWER CORPORATION

By:	/S/ Peter Faricy
Name:	Peter Faricy
Title:	President and Chief Executive Officer